UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☒	Definitive Information Statement

China Filtration Technology, Inc.
(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule, or registration statement number:

3.	Filing party:

4.	Date filed:

INFORMATION STATEMENT

May 6, 2010

CHINA FILTRATION TECHNOLOGY, INC.

GENERAL

This Information Statement is being distributed to the holders of record of common stock, par value $.001 per share, of China Filtration Technology, Inc., a Delaware corporation (the "Company" or “we”’), at the close of business on April 22, 2010 (the "Record Date") on or after May 6, 2010 under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Information Statement advises shareholders of action taken to approve a change in our corporate name to China SLP Filtration Technology, Inc., which action was approved on April 22, 2010 by the board of directors and on April 22, 2010 by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

The name change will become effective on the filing of a certificate of amendment to our certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware, which filing will occur at least 20 days after the date of the mailing of this Information Statement to our shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE NAME CHANGE

The board of directors adopted and a majority of our shareholders entitled to vote thereon approved the filing of the Certificate of Amendment to change our corporate name from China Filtration Technology, Inc. to China SLP Filtration Technology, Inc.  The new corporate name more closely identifies us with our business and operations in the PRC.

Authorization by the Board of Directors and Majority Shareholders

Pursuant to our bylaws and Section 228 of the Delaware General Corporation Law (“DGCL”), any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more shareholders consents in writing, setting forth the action so taken, and such written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.  Each share of common stock is entitled to one vote per share on any matter which may properly come before the shareholders.

Under the DGCL the filing of the Certificate of Amendment is required to be approved by the Board of Directors and a majority of the outstanding shares entitled to vote thereon.

On April 22, 2010, (i) the board of directors, by unanimous written consent in lieu of a meeting as set forth on Exhibit A attached hereto, and (ii) the holders of approximately 57% of our total outstanding voting stock on such date by written consent as set forth on Exhibit B attached hereto, authorized the filing of the Certificate of Amendment.

As of the Record Date there were 15,235,714 shares of our common stock outstanding and entitled to vote on the approval of the Certificate of Amendment.

Accordingly, we have obtained all necessary approvals in connection with the filing of Certificate of Amendment and are furnishing this Information Statement solely for the purpose of informing shareholders of the proposed name change, in the manner required under the Exchange Act, before the Certificate of Amendment effectuating the name change may be filed.

Effective Date

The name change will become effective on the filing of the Certificate of Amendment with the Office of the Secretary of State of Delaware. The filing will be made no earlier than 20 days after the date this Information Statement is first mailed to our shareholders.

As of the date of this Information Statement, there is no trading market for our common stock.

As of the close of business on the Record Date our common stock was held by 210 holders of record.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors, nor the approval by the majority shareholders, of the name change provides shareholders with any right to dissent and obtain appraisal of or payment for such shareholder's shares under Section 262 of the DGCL, the certificate of incorporation or the bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of the close of business on April 22, 2010, certain information with respect to the beneficial ownership of our common stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group.  The table reflects the ownership of our equity securities by the foregoing parties after the 1 for 5 reverse stock split which occurred on March 24, 2010.

Name and Address of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class (1) (2)

Owners of more than 5% of Class

Bestyield Group Limited (3)	4,353,061	28.6%
Proudlead Limited (4)	4,353,061	28.6%
Li Jun (5)	1,910,511	12.5%
Pilot Link International Limited (6)	1,668,673	11%
High Swift Limited (7)	1,088,265	7.1%
Primary Capital LLC (8)	964,632	6.3%

Directors and executive officers (9)
Li Jie (chief executive officer and director) (3)	4,353,061	28.6%
Law Wawai (president of sales and a director) (4)	4,353,061	28.6%
Ting (Maggie) Wang (chief financial officer)	0	-
Shijun Zeng (chief technology officer)	0	-
Chris Bickel (director) (10)	0
Li Jun (director) (5)	1,910,511	12.5%

Directors and officers as a group (5 persons)	10,616,633	69.7%

(1)  As of the close of business on April 22, 2010, there were 15,235,714 shares of our common stock outstanding.

(2)  In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of convertible securities, warrants or options which may be acquired within 60 days of April 22, 2010.   There are no such securities outstanding.   In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on April 22, 2010, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or  exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding on April 22, 2010, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)  Bestyield Group is a BVI company controlled by Mr. Li Jie, our chief executive officer.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands   Mr. Li has sole voting power with respect to the shares.  Bestyield has guaranteed our obligations to the investors under our outstanding convertible notes issued in February 2010.  These shares have been pledged to secure the performance of that guaranty.

(4)  Proudlead Limited is a BVI company controlled by Law Wawai, president of sales and a director.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.   Mr. Law has sole voting power with respect to the shares. Proudlead has guaranteed our obligations to the investors under our outstanding convertible notes issued in February 2010. These shares have been pledged to secure the performance of that guaranty.

(5)  Represents 1,547,756 shares held by Newise Holdings, a BVI company controlled by Li Jun, one of our directors.   Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.   Mr. Jun has sole voting power with respect to the shares.  In addition, under the terms of an agreement between Foshan and United Best Investment Limited, a company controlled by Mr. Jun, United received, as a transaction fee following the closing of the reverse merger, 362,755 shares of our common stock.

(6)  Pilot Link International is a BVI company controlled by Li Shiyi and Yang Wei, PRC residents.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Li Shiyi and Yang Wei have shared voting power with respect to the shares.

(7)  High Swift Limited is a BVI company controlled by Han Hung Yuk, a PRC resident.   Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Mr. Hung has sole voting power with respect to the shares.

(8)  Primary Capital LLC is the beneficial owner of 964,632 shares. Primary received, at the closing of the share exchange agreement, 290,755 shares of our common stock and on April 20, 2010 Primary purchased 673,877 shares from Newise.

(9)  The address of the directors and executive officers listed in the table is:  China Filtration Technology, Inc., Shishan Industrial Park Nanhai District, Foshan City, Guangdong Province, PRC

(10)    Chris Bickel is President of Primary Capital.  Mr. Bickel does not have voting or dispositive power over the shares held by Primary Capital.

Change of Control

On February 12, 2010, we entered into a reverse merger transaction in which we (i) consummated a share exchange transaction with the shareholders of Hong Hui Holdings Limited, a British Virgin Islands company (“Hong Hui”), whereby we issued an aggregate of 14,510,204 shares of our common stock in exchange for all of the issued and outstanding stock of Hong Hui held by the shareholders of Hong Hui, and (ii) consummated the closing of a private financing in which we issued convertible notes, in the aggregate principal amount of $4.14 million, and warrants (which become exercisable on certain events).

As a result of the share exchange transaction, (i) the former Hong Hui shareholders became our controlling shareholders, (ii) Hong Hui became our wholly-owned subsidiary, and (iii) Foshan SLP Special Materials Co, Ltd. (“Foshan”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and an indirect wholly-owned subsidiary of Hong Hui, became our indirect wholly-owned subsidiary.   Foshan is engaged in the manufacture and sale, and the research and development, of advanced spun-bond PET (polyester) non-wovens in the PRC. As a result of the share exchange transaction, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act and we are now engaged in the manufacture and sale, and research and development of advanced spun-bond PET (polyester) non-wovens.

Immediately prior to the share exchange, 12,640,000 shares of the 13,000,000 shares of common stock then outstanding held by a number of our former shareholders were surrendered for cancellation in exchange for $40,000 in cash paid by Joseph Nemelka, at which time our two former directors, Joseph Nemelka and Seth Winterton, appointed Jie Li and Chris Bickel, as directors, and immediately thereafter resigned themselves as our directors and officers. On February 12, 2010, our new directors, Jie Li and Chris Bickel approved the share exchange and appointed Jie Li as chief executive officer, Ting (Maggie) Wang as chief financial officer, Law Wawai as president of sales and a director, Shijun Zeng, chief technology officer, Wei Yang as secretary, and Li Jun as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended that the majority shareholders approve the reverse split and the name change.

By order of the Board of Directors

/s/ Ji Lie
Ji Lie
Chief Executive Officer

Date: May 6, 2010

EXHIBIT A

UNAMINOUS WRITTEN CONSENT
OF DIRECTORS
OF
CHINA FILTRATION TECHNOLOGY, INC.

April 22, 2010

The undersigned, being all of the directors of the board of directors of China Filtration Technology, Inc. (the “Board of Directors”), a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby adopt the following resolutions pursuant to the bylaws of the Corporation and the Delaware General Corporation Law (“DGCL”), as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Article I of the Certificate of Incorporation of the Corporation be amended to read as follows:

“ARTICLE I - NAME

The name of the corporation (hereinafter called the “Corporation”) is “China SLP Filtration Technology, Inc.”; and be it further

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is,  authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the proposed change in the name of the Corporation to “China SLP Filtration Technology, Inc.,” such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on April 22, 2010; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Delaware Secretary of State an Amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) providing for the change in the name of the Corporation; and be it further

RESOLVED, that the Certificate of Amendment shall be filed as soon as practicable following the 20th day following the date of the Information Statement is distributed to the shareholders; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

/s/ Li Jie
Li Jie, Director

/s/ Chris Bickel
Chris Bickel, Director

/s/ Law Wawai
Law Wawai, Director

/s/ Li Jun
Li Jun, Director

EXHIBIT B

WRITTEN CONSENT

OF MAJORITY SHAREHOLDERS
OF

CHINA FILTRATION TECHNOLOGY, INC.

April 22, 2010

The undersigned, being the holders of a majority of the outstanding shares of common stock of China Filtration Technology, Inc. (the “Board of Directors”), a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby adopt the following resolutions pursuant to the bylaws of the Corporation and Section 228 of the Delaware General Corporation Law (“DGCL”), as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Corporation in the form approved by the Board (the “Certificate of Amendment”) providing for the change of the name of the Corporation to “China SLP Filtration Technology,  Inc.” be and the same hereby is approved;  and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Delaware Secretary of State the Certificate of Amendment; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

BESTYIELD GROUP LIMITED

By:   /s/ Li Jie
       Li Jie
       (Authorized Signatory)

PROUDLEAD LIMITED

By:  /s/ Law Wawai
       Law Wawai
       (Authorized Signatory)